Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-230787

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee(1)
3.700% Fixed-to-Fixed Rate Subordinated Notes due 2030	$200,000,000	100.00%	$200,000,000	$25,960

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-230787) filed by UMB Financial Corporation with the Securities and Exchange Commission on April 9, 2019.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated April 9, 2019)

UMB FINANCIAL CORPORATION

$200,000,000 Fixed-to-Fixed Rate Subordinated Notes Due 2030

We are offering $200,000,000 aggregate principal amount of 3.700% fixed-to-fixed rate subordinated notes due 2030 (the “notes”) of UMB Financial Corporation.

The notes will mature on September 17, 2030. The notes will bear interest from and including September 17, 2020 (the “Issue Date”) to, but excluding, September 17, 2025 (the “Reset Date”) or the date of earlier redemption, at a fixed annual rate of 3.700%. From and including the Reset Date to, but excluding, the maturity date, the notes will bear interest at a fixed annual rate that will be the Five-year U.S. Treasury Rate (as defined herein) as of the Reset Determination Date (as defined herein), plus 3.437% per annum. Interest on the notes will be payable semi-annually in cash in arrears on September 17 and March 17 of each year, commencing on March 17, 2021. We will have the option to redeem the notes (i) in whole or in part, commencing on the reset date, and on any interest payment date thereafter, (ii) in whole or in part at any time during the three-month period prior to the maturity date, or (iii) in whole, but not in part, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or UMB Financial Corporation being required to register as an investment company pursuant to the Investment Company Act of 1940. The redemption price for any redemption will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Any early redemption of the notes will be subject to the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent required under applicable laws or regulations, including regulations governing capital criteria.

There is no sinking fund for the notes. The notes are unsecured and will rank junior and be subordinated to all of our existing and future senior indebtedness. The notes will rank equally with all of our existing and future subordinated indebtedness that is not specifically stated to be junior to the notes. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

Prior to this offering, there has been no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system.

The notes are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency, nor are they obligations of, or guaranteed by, a bank. None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Federal Reserve or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves certain risks. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 6 of the accompanying base prospectus and beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2019.

	Per Note	Total
Public offering price(1)	100%	$200,000,000
Underwriting discount(2)	0.875%	$1,750,000
Proceeds, before expenses, to us	99.125%	$198,250,000

(1)	Plus, accrued interest, if any, from September 17, 2020 to the date of delivery.
(2)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (Conflicts of Interest).”

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including the Euroclear System and Clearstream Banking S.A., on or about September 17, 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Co-Managers

UMB Financial Services, Inc.	Wells Fargo Securities

The date of this prospectus supplement is September 14, 2020.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us,” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a bank holding company headquartered in Kansas City, Missouri, and does not include our consolidated subsidiaries or other affiliates. References to “UMB Bank” mean UMB Bank, National Association, UMB’s principal banking subsidiary. The term “you” refers to a prospective investor.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying base prospectus. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying base prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the notes offered hereby, preferred stock, depositary shares, common stock, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page S-43 of this prospectus supplement and “Where You Can Find More Information” on page 35 of the accompanying base prospectus.

The distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying base prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying base prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying base prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

EXTENDED SETTLEMENT

We expect that delivery of the notes will be made to investors on or about September 17, 2020, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day prior to their date of delivery hereunder should consult their advisors.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations.

This prospectus supplement, including any information incorporated by reference in this prospectus supplement, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include, but are not limited to, (i) the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”), and (ii) the risks described in this prospectus supplement and the accompanying base prospectus. Some of these risks are summarized below:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to us or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in our chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, the Company or the financial-services industry;

•	our ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including our capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect us or our customers, counterparties, or competitors;

•	mergers, acquisitions or dispositions, including our ability to integrate acquisitions and divest assets;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract or retain qualified employees;

•	natural or man-made disasters, calamities, or conflicts, including terrorist events;

•	the impact of the COVID-19 outbreak on our business and liquidity, local, national and global economies, and the business and financial health of our customers and counterparties; or

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section beginning on page S-9 and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-42. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying base prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

UMB Financial Corporation

UMB was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. We currently own all of the outstanding stock of one national bank and several nonbank subsidiaries.

UMB’s national bank, UMB Bank, National Association (“UMB Bank”), a wholly owned subsidiary of UMB, has its principal office in Missouri and also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska, Oklahoma and Texas. UMB Bank offers a full complement of banking products and other services to commercial, retail, government and correspondent-bank customers, including a wide range of asset-management, trust, bank-card, and cash-management services.

We also own UMB Fund Services, Inc. (“UMBFS”), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

Our products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the small to middle-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, our specialty lending group offers a variety of business solutions including asset-based lending, accounts receivable financing, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as, accounts payable and receivable solutions, electronic funds transfer and automated payments, controlled disbursements, lockbox services and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, asset management services and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Institutional Banking includes UMB Fund Services, which provides fund administration and accounting, investor services and transfer agency, marketing and distribution, custody, and alternative investment services. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts (HSAs) and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking.

Products offered include deposit accounts, retail credit cards, installment loans, home equity lines of credit, residential mortgages and small business loans. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

THE OFFERING

Issuer	UMB Financial Corporation

Securities Offered	$200,000,000 aggregate principal amount of fixed-to-fixed rate subordinated notes due 2030

Maturity Date	September 17, 2030

Reset Date	September 17, 2025

Ranking	The notes are unsecured and will rank junior and be subordinated to all of our existing and future senior indebtedness. The notes will rank equally with all of our existing and future subordinated indebtedness that is not specifically stated to be junior to the notes.

Issue Date	September 17, 2020

Interest Rates	From and including the Issue Date to, but excluding, the Reset Date, or the date of earlier redemption, a fixed annual rate of 3.700%, and from and including the Reset Date to, but excluding, the maturity date or the date of earlier redemption, at a fixed annual rate that will be the Five-Year U.S. Treasury Rate as of the day falling two business days prior to the Reset Date (the “Reset Determination Date”), plus 3.437% per annum.

Interest Payment Dates	Interest on the notes will be payable semiannually in cash in arrears on September 17 and March 17 of each year, commencing on March 17, 2021. See “Description of the Notes—Interest.”

Sinking Fund	None

Optional Redemption	We may redeem the notes in whole or in part, (i) on the Reset Date, and on any interest payment date thereafter, or (ii) at any time during the three month period prior to the maturity date, in each case subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

We may also redeem the notes at any time prior to their maturity, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of upon the occurrence of a “Tax Event”, a “Tier 2 Capital Event” or UMB Financial Corporation being required to register as an investment company pursuant to the Investment Company Act of 1940 (the “1940 Act”), in each case, at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

Form	Fully registered global note in book-entry form

Minimum Denominations	$2,000 minimum denominations and $1,000 integral multiples in excess thereof.

CUSIP Number	902788 AA6

ISIN Number	US902788AA60

Trustee	Wells Fargo Bank, National Association

Calculation Agent	We will appoint a calculation agent for the notes prior to the Reset Determination Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent.

Covenants	The terms of the notes will contain only very limited protections for holders of notes. In particular, the notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations ranking senior to the notes; or

•	conduct certain other transactions that may adversely affect the holders of the notes.

Events of Default and Acceleration	The only events of default with respect to the notes are certain events of insolvency or bankruptcy, whether voluntary or involuntary, involving UMB Financial Corporation. No other events, including an event of insolvency or bankruptcy of UMB Bank, failure to pay principal or interest on the notes or a default in the performance of any other covenant in the indenture governing the notes, will result in acceleration.

In the event of a default in the payment of principal or interest, or premium, if any, on the notes that continues for a period of 30 days, the trustee under the indenture can demand that UMB Financial Corporation pay the whole amount then due and payable and may institute judicial proceedings against us to collect amounts due and unpaid.

Further Issuances	We may, from time to time, create and issue additional notes, without the consent of the holders of the notes, on terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for any additional notes. See “Description of the Notes—Further Issuances.”

Use of Proceeds	The net proceeds from this offering are expected to be approximately $197.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into UMB Bank.

The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds.”

Conflicts of Interest	UMB Financial Services, Inc., an affiliate of the Company, is an underwriter for this offering. UMB Financial Services, Inc. is entitled to compensation in connection with this offering on the terms set forth in the underwriting agreement. As such, UMB Financial Services, Inc. has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA. Consequently, this offering will be conducted in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of FINRA, UMB Financial Services, Inc. may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.

RISK FACTORS

An investment in the notes is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including our Annual Report on Form 10-K filed with the SEC on February 27, 2020, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances. These risks are not the only risks that we face. Our business operations could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Additional Risks Related to Our Business

The Coronavirus Disease 2019 (“COVID-19”) pandemic is adversely affecting us and our customers, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations and prospects could be significant.

The spread of COVID-19 has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. The extent of the impact of the COVID-19 pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects will depend on a number of evolving factors, including:

•

The duration, extent, and severity of the pandemic. COVID-19 does not yet appear to be contained and could affect significantly more households and businesses. The duration and severity of the pandemic continue to be impossible to predict.

•

The response of governmental and nongovernmental authorities. Many of the actions and recommendations of governmental and nongovernmental authorities have been directed toward curtailing household and business activity to contain COVID-19 while simultaneously deploying fiscal- and monetary-policy measures to partially mitigate the adverse effects on individual households and businesses. These actions are not always coordinated or consistent across jurisdictions but, in general, have been rapidly expanding in scope and intensity.

•

The effect on our customers, counterparties, employees, and third-party service providers. COVID-19 and its associated consequences and uncertainties may affect individuals, households, and businesses differently and unevenly. In the near-term if not longer, however, our credit, operational, and other risks are generally expected to increase.

•

The effect on economies and markets. Whether the actions of governmental and nongovernmental authorities will be successful in mitigating the adverse effects of COVID-19 is unclear. National, regional, and local economies and markets could suffer disruptions that are lasting. In addition, governmental actions are meaningfully influencing the interest-rate environment, which could adversely affect our results of operations and financial condition.

We are unable to estimate the impact of COVID-19 on our business and operations at this time. Our net interest margin is likely to be adversely affected by the very low interest rate environment. In addition, the pandemic could cause us to experience higher credit losses in our lending portfolio, impairment of our goodwill and other financial assets, further reduced demand for our products and services, and other negative impacts on our financial position, results of operations, and prospects. Sustained effects may also prevent us from satisfying our minimum regulatory capital ratios and other supervisory requirements, or require us to take actions to continue to satisfy these requirements that could have adverse effects on our financial position, results of operations, and prospects, or result in downgrades in our credit ratings.

In March 2020, UMB Bank announced programs to support customers, employees, and communities during the COVID-19 pandemic, including options for consumer loan and mortgage payment deferment or modifications, credit card repayment and payment deferral options, and a six-month term loan payment deferral option for current small business customers, among others. These programs may negatively impact our revenue and other results of operations in the near term and, if not effective in mitigating the effect of COVID-19 on our customers, may adversely affect our business and results of operations more substantially over a longer period of time.

Certain provisions of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act create significant risks and uncertainties for our business.

On March 27, 2020, the CARES Act was signed into law. Pursuant to the CARES Act, the U.S. Department of Treasury has the authority to provide loans, guarantees and other investments in support of programs and facilities designed to ameliorate the economic effects of COVID-19, including the Federal Reserve’s Main Street New Loan and Main Street Expanded Loan Facilities, as well as the Small Business Administration’s Paycheck Protection Program (“PPP”). These initiatives offer fee and interest incentives to participating financial institutions that provide loans to eligible small and medium-sized businesses under specified terms. UMB Bank’s participation as a lender under these facilities and programs may expose us to risks, including the risk that the SBA may not forgive some of the loans under the PPP, the risk that some of the loans funded through the PPP may not be fully guaranteed by the U.S. government, the risk that a substantial number of borrowers may default on the loans, and the risk of litigation in connection with the initiatives.

The CARES Act also contains additional protections for homeowners and renters of properties with federally backed mortgages, including a 60-day moratorium on the initiation of foreclosure proceedings beginning on March 18, 2020 and a 120-day moratorium on initiating eviction proceedings effective March 27, 2020. Borrowers of federally backed mortgages have the right under the CARES Act to request up to 360 days of forbearance on their mortgage payments if they experience financial hardship directly or indirectly due to the coronavirus-related public health emergency. The extent to which these provisions may impact our financial condition and results of operations, and in turn the value of the notes, will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain COVID-19 or treat its impact, among others.

Risks Relating to the Notes

There are limited covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional subordinated indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Mergers, Consolidations and Certain Sales of Assets” in the accompanying base prospectus.

The notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of UMB Financial Corporation only and will not be guaranteed by any of our subsidiaries, including UMB Bank, which is our principal banking subsidiary. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposits and liabilities to trade creditors), which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

We and our subsidiaries have significant regulatory capital, leverage, liquidity and debt obligations; payments on the notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a holding company and we conduct substantially all of our operations through subsidiaries, including UMB Bank, which is our principal banking subsidiary. We are also permitted, subject to certain restrictions under our existing indebtedness, to obtain additional long-term debt (i.e., debt having a maturity greater than one year from issuance) and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, the indenture relating to the notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of June 30, 2020, our parent company long-term indebtedness totaled approximately $71.0 million. The Company’s long-term debt was assumed from the acquisition of Marquette Financial Companies and consists of debt obligations payable to four unconsolidated trusts (Marquette Capital Trust I, Marquette Capital Trust II, Marquette Capital Trust III, and Marquette Capital Trust IV) that previously issued trust preferred securities. These long-term debt obligations had an aggregate contractual balance of $103.1 million and had an aggregate carrying value of $71.0 million as of June 30, 2020. As of June 30, 2020, our short-term indebtedness totaled $15.0 million, comprised of borrowings under our revolving line of credit. As of June 30, 2020, on an as adjusted basis after giving effect to the issuance of the notes and the use or proceeds therefrom as set forth under “Use of Proceeds,” our parent company total outstanding long-term indebtedness would have totaled approximately $268.4 million.

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels. Federal banking laws regulate the amount of dividends that may be paid by UMB Bank, our principal banking subsidiary, without prior approval.

A downgrade in our credit ratings, changes in the debt markets or other developments could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading prices and liquidity of the notes.

The trading prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness and regulatory considerations, including, without limitation, our single point of entry resolution strategy, or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit ratings generally, and the ratings on the notes, which could adversely impact the trading prices or the liquidity, of the notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements. The ratings on the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Active trading markets for the notes may not develop or may be limited.

The notes constitute a new issue of securities, for which there is currently no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and may discontinue any market-making with respect to the notes at any time without notice.

If a trading market for the notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the notes and the market price of the notes.

Many factors could affect the trading market for, and the trading value of, the notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to the maturity of the notes; the ranking of the notes; the redemption features of the notes; the outstanding amount of notes with terms identical to the notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes.

The notes will be unsecured and subordinated to our existing and future senior indebtedness.

The notes will be subordinated obligations of UMB Financial Corporation. Accordingly, they will be junior in right of payment to our existing and future senior indebtedness and, in certain events of insolvency, to other financial obligations as described in “Description of Debt Securities—Subordination” in the accompanying base prospectus. Our senior indebtedness is comprised of all of our indebtedness, including our indebtedness to our general creditors, except indebtedness that is expressly subordinated to or ranking pari passu with the notes, subject to certain exceptions. In addition, the notes will not be secured by any of our assets or any assets of our subsidiaries and they will not be guaranteed by any of our subsidiaries. As a result, they will be effectively subordinated to all of our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture governing the notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we may incur.

Holders of notes may not be fully repaid if we are declared bankrupt, become insolvent, are liquidated or reorganized, default on payments under our senior indebtedness or otherwise commit a default that causes the acceleration of the maturity of our indebtedness. In such a case, holders of senior indebtedness will be entitled to be paid before any payment may be made with respect to the notes. In addition, holders of the notes may be fully subordinated to interests held by the U.S. government if UMB Financial Corporation enters into a receivership, insolvency, liquidation or similar proceeding.

The notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.

The notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, the claims of depositors and other general or subordinated creditors of such subsidiary would be entitled to priority over the claims of ours or holders of the notes. Accordingly, the notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on our bank subsidiary by creditors other than us include those by holders of our subsidiaries’ long-term debt, and our bank subsidiary has substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of June 30, 2020, our bank subsidiary had $24.6 billion of deposits and $2.0 billion of federal funds purchased and repurchase agreements.

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you are subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the notes at our option in whole or in part, (i) on September 17, 2025, and on any interest payment date thereafter or (ii) or at any time during the three month period prior to the maturity date. In addition, at any time that any notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the notes in whole, but not in part, (a) upon the occurrence of a “Tier 2 Capital Event;” (b) upon the occurrence of a “Tax Event;” or (c) if we are required to register as an investment company pursuant to the 1940 Act. If we redeem the notes, holders of the notes will receive only the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you would otherwise receive on an investment in the notes by reducing the term of the investment. If this occurs, you might not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the notes. See “Description of the Notes—Optional Redemption.”

We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the notes.

As a holding company, our principal source of funds to service our debt, including the notes, is dividends, distributions and other payments from our subsidiaries. For the year ended December 31, 2019, our interest expense on our debt obligations was $5.1 million (holding company only).

Federal and state banking regulations limit dividends from our bank subsidiary, UMB Bank, to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by UMB Bank was approximately $409 million at June 30, 2020, based on UMB Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the year ended December 31, 2019, UMB Bank paid dividends of $42.5 million to us. In addition, federal bank regulatory agencies have the authority to prohibit UMB Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the bank, could be deemed an unsafe or unsound practice.

Dividend payments from UMB Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the bank subsidiary is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, UMB Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by UMB Bank with us are limited to 10% of UMB Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of UMB Bank’s capital stock and surplus. As of June 30, 2020, a maximum of approximately $227.2 million was available to us from UMB Bank pursuant to these limitations. Moreover, loans and extensions of credit by UMB Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from UMB Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the notes.

Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes.

Pursuant to federal law and Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of UMB Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

The notes are subject to limited rights of acceleration.

Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency, whether voluntary or involuntary. Thus, holders of the notes will have no right to accelerate the payment of principal on the notes if we fail to pay interest on the notes or if we fail in the performance of any of our other obligations under the notes.

The interest rate on the notes will reset on the Reset Date and may result in an interest rate that is less than the initial fixed annual rate of 3.700% in effect until the Reset Date.

The interest rate on the notes on and after the Reset Date will equal the Five-year U.S. Treasury Rate as of the Reset Determination Date, plus 3.437% per annum. Therefore, the interest rate on the notes on and after the Reset Date could be more or less than the initial fixed rate of 3.700%. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

The calculation agent may be UMB Bank or any other affiliate of UMB Financial Corporation and may have an adverse economic interest.

The calculation agent will determine the interest rate for the period on and after the Reset Date. UMB Financial Corporation may appoint UMB Bank, itself or one of its affiliates as the calculation agent. In such case, the calculation agent may have economic interests that are adverse to the interests of the holders of the notes. The determination by the calculation agent will be final and binding absent manifest error.

If the notes do not qualify as a variable rate debt instrument for U.S. federal income tax purposes, then the notes would be treated as a contingent payment debt instrument.

The treatment of the notes as a variable rate debt instrument for U.S. federal income tax purposes is uncertain. If the notes were not treated as a variable rate debt instrument, then the notes would be treated as a contingent payment debt instrument. U.S. Treasury Regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on the notes to differ substantially from the timing and character of income, gain or loss reported on the notes if they qualify as a variable rate debt instrument. Specifically, these regulations generally require U.S. holders of the notes (regardless of their method of accounting for tax purposes) to accrue taxable interest income in each year on a constant yield to maturity basis at the “comparable yield,” with certain adjustments in each year to reflect the difference, if any, between the actual and the projected payments on the notes in that year according to the “projected payment schedule.” Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, exchange or retirement of a contingent payment debt instrument will be treated as ordinary income.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $197.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into UMB Bank. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and funding requirements of our subsidiaries.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2020:

•	on an actual basis; and

•

on an as-adjusted basis to give effect to the sale of $200 million aggregate principal amount of notes offered hereby and net proceeds of $197.4 million after deducting underwriting discounts and certain estimated offering expenses.

You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying base prospectus.

	As of June 30, 2020 (in thousands)
	Actual	As Adjusted for this Offering
Borrowed funds:
Short-term debt:
Federal funds purchased and repurchase agreements	$1,963,694	$1,963,694
Revolving line of credit(1)	15,000	15,000
Long-term debt:
Parent Company: Long-term debt(2)	70,996	70,996
3.700% Fixed-to-Fixed Rate Subordinated Notes due 2030(3)	—	197,400

Total borrowed funds	$2,049,690	$2,247,090

Shareholders’ equity:
Common stock, $1.00 par value; 80,000,000 shares authorized; 55,056,730 shares issued, 48,021,707 shares outstanding	$55,057	$55,057
Capital surplus	1,081,713	1,081,713
Retained earnings	1,692,289	1,692,289
Accumulated other comprehensive income, net	284,262	284,262
Treasury stock, 7,035,023 shares, at cost	(335,926)	(335,926)

Total shareholders’ equity	2,777,395	2,777,395

Total borrowed funds and shareholders’ equity	$4,827,085	$5,024,485

Capital Ratios
Common equity tier 1 capital ratio	11.92%	11.92%
Tier 1 risk-based capital ratio	11.92%	11.92%
Total risk-based capital ratio	13.17%	14.18%
Tier 1 leverage ratio	8.35%	8.29%

(1)	We may borrow up to $50.0 million under our revolving line of credit.
(2)

Parent company long-term debt consists of debt obligations payable to four unconsolidated trusts (Marquette Capital Trust I, Marquette Capital Trust II, Marquette Capital Trust III, and Marquette Capital Trust IV) that previously issued trust preferred securities. These long-term debt obligations had a contractual value of $103.1 million and an aggregate carrying value of $71.0 million at June 30, 2020.

(3)	The as-adjusted balance includes the principal amount of $200 million of notes offered hereby, net of underwriting discounts of $1.75 million and estimated offering expenses of approximately $850,000.

DESCRIPTION OF THE NOTES

The notes offered by this prospectus supplement will be issued under the indenture dated as of September 17, 2020 (the “Issue Date”) between UMB Financial Corporation and Wells Fargo Bank, National Association, as trustee (the “Original Indenture”), as amended and supplemented by the first supplemental indenture, dated as of the Issue Date (as so supplemented, the “Indenture”). The accompanying base prospectus provides a more complete description of the Indenture. The notes will be subordinated debt securities, as such term is used in the accompanying base prospectus. The following description of the particular terms of the notes, supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the subordinated debt securities in the accompanying base prospectus, to which description we refer you.

General

The fixed-to-fixed rate subordinated notes due 2030 issued in this offering, which we refer to as the notes, initially will be limited to $200 million aggregate principal amount. The notes will mature on September 17, 2030.

We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes. There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, equity securities of UMB Financial Corporation. The notes are subject to defeasance in the manner described under the heading “Description of Debt Securities–Satisfaction and Discharge of the Indenture; Defeasance” in the accompanying base prospectus.

The notes will be subordinated in right of payment to all of UMB Financial Corporation’s existing and future senior indebtedness, and, in certain events of insolvency, to other financial obligations, as described under the heading “Description of Debt Securities—Subordination” in the accompanying base prospectus.

As of June 30, 2020, on a consolidated basis, our outstanding senior indebtedness (as the term “Senior Indebtedness” is defined in the Indenture) totaled approximately $91.2 million. The notes will rank equally with all of UMB Financial Corporation’s outstanding subordinated indebtedness that is not specifically stated to be junior to the notes. As of June 30, 2020, on a consolidated basis, we had no outstanding subordinated indebtedness that was not specifically stated to be junior to the notes, which is the only subordinated indebtedness that was specifically stated to be junior to the notes. We are able, subject to certain limitations, to incur additional senior and subordinated indebtedness, including indebtedness that ranks senior in right of payment to the notes.

Interest

The notes will bear interest (i) during the period from and including the Issue Date, to, but excluding, September 17, 2025 (the “Reset Date”), or to, but excluding, the date of earlier redemption, at a fixed rate of 3.700% per annum and (ii) during the period from and including the Reset Date to, but excluding, the maturity date, or to, but excluding, the date of earlier redemption, at a rate per annum that will be the Five-year U.S. Treasury Rate as of the day falling two business days prior to the Reset Date (the “Reset Determination Date”), plus 3.437% per annum.

We will pay interest on the notes semiannually in arrears, on September 17 and March 17 of each year, commencing on March 17, 2021 and ending on the maturity date.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date falls on a day that is not a business day, we will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as having been made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the notes on any interest payment date will, subject to certain exceptions, be paid to the person in whose name the notes are registered at the close of business on the March 1st or September 1st, whether or not a business day, immediately preceding the applicable interest payment date.

The “Five-year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities market, (a) one maturing as close as possible to, but earlier than, the maturity date for the notes, and (b) the other maturing as close as possible to, but later than, the maturity date for the notes, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be 0.263%.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the U. S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Determination Date.

Unless we have delivered notice of redemption of all outstanding notes, with such redemption to occur on the Reset Date, we will appoint a calculation agent with respect to the notes prior to the Reset Determination Date. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the Reset Determination Date. Promptly upon such determination, the calculation agent will notify UMB Financial Corporation of the interest rate from and after the Reset Date. UMB Financial Corporation shall then promptly notify the trustee in writing of such interest rate. We or an affiliate of ours may assume the duties of the calculation agent. Any determination, decision or election that may be made by the calculation agent pursuant to the provisions described in this prospectus supplement, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at our principal offices, will be made available to any holder of notes upon request and will be final and binding in the absence of manifest error.

General

Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the notes are not represented by a Global Note (as defined below), at the office or agency of UMB Financial Corporation maintained for such purpose in Kansas City, Missouri.

We will appoint a calculation agent for the notes prior to the Reset Determination Date. We, UMB Bank another affiliate of UMB Financial Corporation may be appointed as the calculation agent. UMB Financial Corporation may appoint a different institution to serve as calculation agent from time to time after the original issue date of the notes without the consent of holders of such notes and without notice.

The trustee or any paying agent will have no obligation to be named as calculation agent nor for making any determinations to be made by the calculation agent as described above.

Optional Redemption

On at least 10 days but no more than 60 days prior written notice delivered to the registered holders of the notes (which notice may be conditioned in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied, provided, however, that if any condition precedent has not been satisfied, UMB Financial Corporation shall provide written notice to the trustee no fewer than two business days prior to the redemption date stating that such condition has not been satisfied, the notice of redemption is rescinded or delayed and the redemption shall not occur or shall be delayed), we may redeem the notes in whole or in part, commencing (i) on the Reset Date, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, or (ii) at any time during the three month period prior to the maturity date, in each case at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The notes may not otherwise be redeemed prior to their maturity date, except that we may also, at our option and subject to prior approval of the Federal Reserve, redeem the notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the notes, with respect to which there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date after such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any notes are outstanding; or

•	UMB Financial Corporation becoming required to register as an investment company pursuant to the 1940 Act.

If UMB Financial Corporation elects to have the trustee deliver the notice of redemption on its behalf, then it shall have delivered to the trustee no fewer than 15 days prior to the date such redemption notice is to be delivered (unless the trustee agrees to a shorter period) an officer’s certificate providing such direction. Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the notes. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. UMB Financial Corporation will calculate the redemption price as described in the terms of the notes to be redeemed and will deliver an officer’s certificate to the trustee setting forth the redemption price no later than two business days prior to the redemption date, and the trustee will not be responsible for such calculation nor shall the trustee have any duty to monitor the accuracy of any calculations made by the UMB Financial Corporation which will be conclusive and binding on the holders, absent manifest error. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The notes are not subject to redemption or prepayment at the option of the holders.

Notwithstanding any of the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the redemption date will be payable on the interest payment date to the registered holders thereof as of the close of business on the relevant record date in accordance with the notes and the Indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes.

Under the Federal Reserve’s current risk-based capital regulations, any redemption of the notes will be subject to the prior approval of the Federal Reserve. In addition, prior to exercising our option to redeem the notes, or immediately thereafter, UMB Financial Corporation will be required to either replace the redeemed notes with an equivalent amount of a financial instrument that meets the Federal Reserve’s regulatory capital criteria, or demonstrate to the satisfaction of the Federal Reserve that following redemption, UMB would continue to hold an amount of capital that is commensurate with its risk.

Events of Default

The following are “events of default” with respect to the notes (whatever the reason for such event of default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of UMB Financial Corporation in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UMB Financial Corporation or all or substantially all of its property (other than the appointment of a conservator with respect to any depository institution subsidiary of UMB Financial Corporation), or ordering the winding up or liquidation of its affairs, and, in the case of either clause (a) or (b), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(2)

the commencement by UMB Financial Corporation of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or of a voluntary proceeding seeking to be adjudicated insolvent, or the consent by it to the entry of a decree or order for relief in respect of UMB Financial Corporation in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company under any such applicable law, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UMB Financial Corporation or of all or substantially all of its property (other than the appointment of a conservator with respect to any depository institution subsidiary of UMB Financial Corporation), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by UMB Financial Corporation in furtherance of any such action.

The notes will automatically be accelerated upon the occurrence of an event of default described in clause (2) above. If an event of default occurs under clause (1) above, the trustee or the holders of at least 25% in aggregate principal amount of the notes may declare the principal amount of all the notes to be due and payable or deliverable immediately. There will be no right of acceleration of the payment of principal upon any other default, including payment defaults under the Indenture or in the performance of any covenant or agreement in the Indenture or notes. The Indenture contains a number of other defaults but no other defaults under, or breaches of, the Indenture or the notes will result in an event of default, whether after notice, the passage of time or otherwise. However, in the case of a default (not constituting an event of default) in the payment of interest or principal, or premium, if any, which failure to pay continues for 30 days, UMB Financial Corporation will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the notes, the amount then due and payable on such notes for principal, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest. The trustee shall not be deemed to have notice of default or an event of default unless a responsible officer of the trustee has received written notice of such default or event of default, and the trustee shall have no duty to take any action to determine whether an event of default has occurred. If an event of default has occurred and is continuing, the trustee shall exercise with respect to the notes the rights and power vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trustee is not required to take any action under the Indenture at the request or direction of any holders unless the holders offer the trustee an indemnity.

In the event of the acceleration of the maturity of any notes, all senior indebtedness will have to be repaid before any payment can be made on the notes.

In addition, during the continuance of any default in the payment of principal, premium or interest on senior indebtedness, no payment may be made on the notes if notice of such default has been given and certain judicial proceedings commenced or if judicial proceedings are pending in respect of such default.

Subordination

The payment of the principal of, premium (if any), and interest on the notes will be expressly subordinated, to the extent and in the manner set forth in the Indenture and any amendments or supplements that we may enter into with the trustee, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including the senior indebtedness in the amount described under the heading “Description of the Notes—General.”

The Indenture defines “senior indebtedness” as all indebtedness of UMB Financial Corporation other than (i) any indebtedness that expressly provides (a) that such indebtedness will not be senior in right of payment to the notes, or (b) that such indebtedness will be subordinated to any other indebtedness of UMB Financial Corporation, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the notes and (ii) any indebtedness of UMB Financial Corporation in respect of the notes. Any series of securities may be subordinated to another series of securities, all as and to the extent provided in the relevant documentation for each issue of securities.

The Indenture defines “indebtedness” as, with respect to any person, such person’s obligations for all amounts due on obligations (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to UMB Financial Corporation) of UMB Financial Corporation in connection with any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred or created: (i) the principal of (and premium, if any) and interest due on UMB Financial Corporation’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by UMB Financial Corporation; (ii) all of UMB Financial Corporation’s capital lease obligations; (iii) any of UMB Financial Corporation’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (iv) all of UMB Financial Corporation’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and similar financial instruments (vi) all obligations of the types referred to above of other persons for the payment of which UMB Financial Corporation is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the types referred to above of other persons secured by any lien on any property or asset of UMB Financial Corporation (whether or not such obligation is assumed by UMB Financial Corporation).

For purposes of the Indenture, “indebtedness” does not include (A) any indebtedness or liability for compensation to employees, any indebtedness, liability or obligations to trade creditors created or assumed in the ordinary course of business; (B) any obligation of UMB Financial Corporation to any subsidiary of UMB Financial Corporation or to any person with respect to which UMB Financial Corporation is a subsidiary; (C) any liability for federal, state, local or other taxes owed or owing by UMB Financial Corporation; (D) any indebtedness of such person to the extent (I) such indebtedness does not appear on the financial statements of such person, (II) such indebtedness is recourse only to certain assets of such person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such person net of such indebtedness; or (E) any indebtedness or other obligations issued by any person (or by a trust or other entity established by such person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial or operating assets which have been sold or transferred by UMB Financial Corporation or any subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). The amount of any indebtedness described in clause (iii) for which recourse is limited to certain property of such person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such person securing such obligation, and the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such person’s maximum, reasonably anticipated liability in respect thereof as determined by such person in good faith.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, than holders of the notes. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the notes.

The Indenture provides that, unless all principal of and any premium or interest on all senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any notes in the following circumstances:

•

in the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, or other similar case or proceeding pursuant to title 11, U.S. Code or any similar federal or state law for the relief of debtors, or any proceeding in connection therewith, relative to UMB Financial Corporation or to its assets, (ii) any liquidation, dissolution, or other winding up of UMB Financial Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of UMB Financial Corporation; or

•

if any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee on their behalf) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded).

In such events, all holders of senior indebtedness will be entitled to receive payment in full of all amounts due before holders of notes will be entitled to receive any payment of principal, interest, or other amounts due on their notes. In such events, we will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If any bankruptcy proceeding shall occur, after we have paid in full all amounts owed on senior indebtedness, the holders of the notes together with the holders of any of our other indebtedness ranking pari passu in right of payment with the notes will be entitled to receive from our remaining assets any principal of, or premium or interest on the notes and such other indebtedness due at that time before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

If we make a payment to holders of the notes before we have paid any senior indebtedness then due, then such holders of the notes will be required to pay and deliver the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee, or other person distributing our assets for payment of the senior indebtedness.

Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification, or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

The Indenture places no limitation on the amount of senior or subordinated indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior or subordinated indebtedness.

In addition, the notes may be fully subordinate to interests held by the U.S. government if we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For more information regarding the subordination of the Subordinated Notes, see “Description of the Notes—General” in this prospectus supplement and “Description of Debt Securities—Subordination” in the accompanying base prospectus.

Further Issuances

We may from time to time create and issue additional notes on terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon) without the consent of the holders of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for any additional notes.

Modification and Waiver

The Indenture may, in certain circumstances, be modified and amended by us and the trustee without the consent of the holders of the notes. See “Description of the Debt Securities – Modification and Waiver” in the accompanying base prospectus. In addition, we and the trustee may, with certain exceptions as provided therein, modify the Indenture with the consent of holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, the holders of at least a majority in aggregate principal amount of the outstanding notes may waive certain covenants and past defaults under the Indenture, except as described under the heading “Description of the Notes—Remedies if an Event of Default or Default under the Subordinated Indenture Occurs” in the accompanying base prospectus.

Delivery and Form

The notes will be represented by a permanent global certificate (the “Global Note”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated notes are issued under the limited circumstances described in the accompanying base prospectus, no beneficial owner of a note shall be entitled to receive a definitive certificate representing the notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Note, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global Note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Note through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC. In connection with any proposed transfer outside the Book Entry Only system, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Clearance and Settlement Procedures

Initial settlement of the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee

Wells Fargo Bank, National Association will act as trustee for the notes, which will be issued under the Indenture. The Indenture is described in this prospectus supplement and the accompanying base prospectus. You should read the accompanying base prospectus for a general discussion of the terms and provisions of the Indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes. Any challenge by the IRS may materially and adversely impact the market for the notes and the prices at which the notes trade. Except where noted, this summary deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to beneficial owners of notes in light of their personal circumstances or particular situations, such as:

•

tax consequences to persons who may be subject to special tax treatment, including dealers in securities or currencies, banks, thrifts and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, personal holding companies, cooperatives, and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. Dollar;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to U.S. expatriates, certain former citizens or residents of the United States;

•	tax consequences to persons subject to the alternative minimum tax;

•	tax consequences to governmental bodies or agencies or instrumentalities thereof;

•	any state, local or non-U.S. tax consequences; and

•	U.S. federal estate or gift taxes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership, among other things. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Consequences to U.S. Holders

Payments of Interest and Original Issue Discount on Notes

The notes will initially bear interest at a fixed annual rate of 3.700% per annum. From and including September 17, 2025, the notes will bear interest at a fixed rate determined by reference to the Five-Year U.S. Treasury Rate as of September 17, 2025, plus 3.437% per annum. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, although the matter is not entirely clear, we expect the notes to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (“QSI”) on the notes generally will be taxable to a U.S. holder as ordinary income at the time such interest payments are received or accrued, in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.

For U.S. federal income tax purposes, original issue discount (“OID”) is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of QSI. A U.S. holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues, in accordance with a constant-yield method based on a compounding of interest. Any amounts included in income as OID with respect to a note will increase a U.S. holder’s adjusted basis in the note.

Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument such as the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The equivalent fixed rate debt instrument of a variable rate debt instrument, such as the notes, that has an initial fixed rate followed by one or more qualified floating rates is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the notes as of the notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the notes).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. holder of the notes will account for such OID and QSI as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument if such amounts differ from the actual amount of interest accrued or paid on the notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument such as the notes that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the notes will be presumed not to be called and OID with respect to the notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the notes will be minimized if the notes are called immediately before the change in the interest rate on September 17, 2025 and therefore the notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to call or not to call the notes at any time. If, contrary to this presumption, the notes are not called prior to the change in the interest rate on September 17, 2025, then, solely for OID purposes, the notes will be deemed to be reissued at their adjusted issue price on September 17, 2025. This deemed reissuance generally should not give rise to taxable gain or loss to U.S. holders.

Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the notes for purposes of calculating OID. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the notes, we expect that the notes will be presumed to remain outstanding until maturity, all interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any OID.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. The amount realized that a U.S. holder receives will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note decreased by the amount of any principal payments and, where such note accrued OID, interest received by the U.S. holder with respect to such note and increased by the amount of OID accrued on such note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss.

Otherwise, such capital gain or loss will be a short- term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited. U.S. holders are urged to consult their tax advisor regarding such limitations.

Assumption of our Obligations under the Notes

Under certain circumstances described in the accompanying base prospectus under the heading “Description of Debt Securities—Mergers, Consolidations and Certain Sales of Assets,” our obligations under the notes and the Indenture may be assumed by another person. An assumption by another person of our obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange by a U.S. holder of the notes for new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the U.S. holder. In certain circumstances, such an assumption might not be deemed an exchange for U.S. federal income tax purposes. U.S. holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes or accruals of OID and to the proceeds of a sale, exchange, redemption or other disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and if required, certifies as to that status. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number (which, if you are an individual, would generally be your Social Security Number), or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisor regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Surtax on Unearned Income

An additional Unearned Income Medicare Contribution surtax of 3.8% is imposed upon the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, such as the notes, less certain deductions. The surtax only applies if the adjusted gross income of the taxpayer exceeds certain threshold amounts. U.S. holders should consult their tax advisor with respect to the tax consequences of the Unearned Income Medicare Contribution surtax.

Consequences to Non-U.S. Holders

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass- through entity) of notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest on Notes

In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•

the non-U.S. holder is not a bank whose receipt of interest on a note is in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of the non-U.S. holder’s business as described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable successor form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. If a non-U.S. holder holds the notes through a financial institution or other agent acting on its behalf, it may be required to provide appropriate certifications to the agent. Its agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest or accruals of OID generally will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable successor form) stating that interest paid and OID accrued on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income (and, if an income tax treaty is applicable, payments of interest and accrued OID are also attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder in the United States, as applicable) and the non-U.S. holder meets the certification requirement discussed below (See “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding, gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder in the United States) (See “—Income or Gain Effectively Connected with a U.S. Trade or Business”); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business”. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to U.S. federal income tax at a flat rate of 30% (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, exchange, redemption or other taxable disposition, to the extent considered from U.S. sources, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest or OID on the notes or gain from the sale, exchange, redemption, or other taxable disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), then the income or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if the non-U.S. holder were a U.S. holder. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, in the case of an applicable tax treaty, is attributable to its permanent establishment in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate. Even though, absent treaty relief, effectively connected income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is generally not subject to withholding if the non-U.S. holder provides to us or our paying agent a properly executed IRS Form W-8ECI (or appropriate substitute or successor form), or IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form), as appropriate, for claiming exemption under an applicable income tax treaty.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid and OID accrued to non- U.S. holders and the amount of tax, if any, withheld with respect to those payments or accruals. Copies of the information returns reporting such interest payments and OID accrued and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make or accruals of OID, provided the certification described above in the last bullet point under “—Consequences to Non- U.S. Holders—Payments of Interest on Notes” has been received and we do not have actual knowledge or reason to know that the holder is a “United States person,” as defined under the Code, who is not an exempt recipient.

Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of notes will apply as follows:

•

If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless the non-U.S. holder certifies that it is not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

•

If the proceeds are paid to or through a non-U.S. office of a broker that is not a United States person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; or

•

If the proceeds are paid to or through a non-U.S. office of a broker that is a United States person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless the non-U.S. holder certifies that it is not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establishes an exemption.

A holder that does not provide a correct taxpayer identification number may be subject to penalties. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the actual U.S. federal income tax liability and the non-U.S. holder timely provides the required information or appropriate claim form to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on “withholdable payments” made to a foreign financial institution (including investment funds) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in the case of “withholdable payments” made to an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA.

The term “withholdable payment” includes interest paid with respect to the notes. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, the underwriters and/or our or their affiliates may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that (a) it is not a Plan and its purchase and holding of the notes (or any interest therein) is not made on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and subsequent disposition of the notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility and/or prohibited transaction provisions of ERISA and Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that its purchase, holding and subsequent disposition of the notes (or any interest therein) is not prohibited or otherwise a violation under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has the exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement between us and the underwriters named below we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$100,000,000
J.P. Morgan Securities LLC	$60,000,000
UMB Financial Services, Inc.	$20,000,000
Wells Fargo Securities, LLC	$20,000,000

Total	$200,000,000

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices, less selling concessions of up to 0.50% of the principal amount per note. Any underwriter may allow, and any such dealer may reallow, concessions of up to 0.375% of the principal amount per note to certain other dealers. After the initial public offering of the notes, the underwriters may change the public offering prices and concessions and discounts to dealers.

The following table summarizes the compensation we will pay:

	Per Note	Total
Underwriting discounts	0.875%	$1,750,000

We estimate that we will pay expenses, excluding underwriting discounts, of approximately $850,000 in connection with this offering.

The notes are new issues of securities with no established trading markets. In addition, we have not applied and do not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. One or more of the underwriters intends to make secondary markets for the notes. However, they are not obligated to do so and may discontinue making secondary markets for the notes at any time without notice. No assurance can be given as to how liquid the trading markets for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices.

•	Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters expect to deliver the notes to purchasers on or about September 17, 2020, which will be the third business day following the pricing of the notes (such settlement cycle being herein referred to as “T +3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes should consult their own advisor.

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Conflicts of Interest; Other Relationships

Some of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates in the ordinary course of business, for which they received or will receive customary fees and commissions.

UMB Financial Services, Inc., an affiliate of the Company, is an underwriter for this offering. UMB Financial Services, Inc. is entitled to compensation in connection with this offering on the terms set forth in the underwriting agreement. As such, UMB Financial Services, Inc. has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA. Consequently, this offering will be conducted in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of FINRA, UMB Financial Services, Inc. may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.

Wells Fargo Securities, LLC, an affiliate of the trustee, is an underwriter for this offering. Therefore, if a default occurs with respect to the notes, the trustee would have a conflicting interest for purposes of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the Indenture governing the notes and we would be required to appoint a successor trustee. If the trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the Indenture until a successor is appointed. During the period of time until a successor is appointed, the Trustee will have both (a) duties to noteholders under the Indenture and (b) a conflicting interest under the Indenture for purposes of the Trust Indenture Act.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement or the accompanying base prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in United Kingdom

This prospectus supplement or the accompanying base prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement or the accompanying base prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or the accompanying base prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

In the United Kingdom, the notes may not be offered other than by an underwriter that:

(a) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person residing in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than:

(a)	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

(b)	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

a.

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

b.	where no consideration is or will be given for the transfer;

c.	where the transfer is by operation of law;

d.	as specified in Section 276(7) of the SFA; or

e.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Mayer Brown LLP and Holland & Hart LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and the accompanying base prospectus and you should not consider that information a part of this prospectus supplement and the accompanying base prospectus.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and the accompanying base prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement and the accompanying base prospectus (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus supplement, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement. We have included our website address only as inactive text and do not intend it to be an active link to our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we file later with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and until the termination of all offerings under this registration statement are completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•

our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders, filed on March 13, 2020 (solely to the extent incorporated by reference into Part  III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April  30, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 30, 2020; and

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2020, February 18, 2020 and May 4, 2020.

These reports contain important information about us, our financial condition and our results of operations.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

As filed with the Securities and

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	debt securities, which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in prospectus supplements or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be offered and sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on an immediate, continuous or delayed basis. If any agent, underwriter or dealer is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in the applicable prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution” later in this prospectus.

Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UMBF.” The last reported sale price of our common stock on NASDAQ on April 8, 2019 was $65.75 per share. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, the other securities will not be listed on a national securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 5 of this prospectus. Before buying our securities, you should carefully read this prospectus, the applicable prospectus supplement, other applicable offering materials, and documents incorporated by reference, including the risk factors described in any of those documents. See “Where You Can Find More Information” later in this prospectus. These securities will not be deposits or other obligations insured by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and our telephone number is (816) 860-7000.

The date of this prospectus is April 9, 2019.

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation and do not include our consolidated subsidiaries or other affiliates. The term “you” refers to a prospective investor.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-             ) that we have filed with the Securities and Exchange Commission (the “SEC”), using a shelf registration process. Under this shelf registration statement, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement or other offering materials, you should rely on the information in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” later in this prospectus prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or other documents filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved. The registration statement and its exhibits can be read on the SEC’s website mentioned under “Where You Can Find More Information” later in this prospectus.

We have not authorized any agent, underwriter, dealer, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other applicable offering materials. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus, any applicable prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated by reference in this prospectus, any applicable prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations, prospects and other information may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. When we update the information incorporated by reference into this prospectus by making future filings with the SEC, that information is considered to be automatically updated and superseded in this prospectus. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

2.	Our definitive Proxy Statement on Schedule 14A, filed on March 13, 2019 (only those portions incorporated by reference in our Form 10-K);

3.	Our Current Report on Form 8-K, filed with the SEC on February 7, 2019; and

4.

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been furnished and not filed with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference into this prospectus.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our Internet website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. This prospectus, including any information incorporated by reference in this prospectus, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of recent financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to us or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in our chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, the Company or the financial-services industry;

•	our ability to address stricter or heightened regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including our capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect us or our customers, counterparties, or competitors;

•	mergers, acquisitions or dispositions, including our ability to integrate acquisitions and divest assets;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract or retain qualified employees;

•	natural or man-made disasters, calamities, or conflicts, including terrorist events; or

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

You should also consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

RISK FACTORS

An investment in our securities involves risks. Before buying our securities, you should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement or any other offering material relating to the specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information” later in this prospectus.

THE COMPANY

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, National Association (the “Bank”), has its principal office in Missouri and also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska, Oklahoma and Texas. The Bank offers a full complement of banking products and other services to commercial, retail, government and correspondent-bank customers, including a wide range of asset-management, trust, bank-card, and cash-management services.

The Company also owns UMB Fund Services, Inc. (“UMBFS”), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

The Company’s products and services are grouped into four segments: Commercial Banking, Institutional Banking, Personal Banking and Healthcare Services. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial lending and leasing, capital markets, and treasury management needs of the Company’s mid-market businesses and governmental entities by offering various products and services. Such services include commercial loans, commercial credit cards, letters of credit, loan syndication services, consultative services, and a variety of financial options for companies that need non-traditional banking services. Capital markets services include asset-based financing, asset securitization, equity and mezzanine financing, factoring, private and public placement of senior debt, as well as merger and acquisition consulting. Treasury management services include depository services, account reconciliation services, electronic fund transfer services, controlled disbursements, lockbox services, and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, and asset management services provided to institutional clients. This segment also provides mutual fund cash management, international payments, corporate trust and escrow services, as well as correspondent banking and investment banking. Products and services include bond trading transactions, cash letter collections, investment portfolio accounting and safekeeping, reporting for asset/liability management, and Federal funds transactions. Institutional Banking also includes UMBFS, which provides the services described above.

Personal Banking combines consumer services and asset management provided to personal clients. This segment combines the Company’s consumer bank with the individual investment and wealth management solutions. The range of services offered to UMB clients extends from a basic checking account to estate planning and trust services. Products and services include the Company’s bank branches, call center, internet banking and ATM network, deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, residential mortgages, small business loans, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Healthcare Services provides healthcare payment solutions including custodial services for health savings accounts (HSAs) and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing that stock contained in our Restated Articles of Incorporation and Bylaws, copies of which we have previously filed with the SEC and which are incorporated by reference into this prospectus. Because this description is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” later in this prospectus for information about how to obtain copies of the Restated Articles of Incorporation and Bylaws. This summary also is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Restated Articles of Incorporation authorize us to issue up to 80,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On April 8, 2019, approximately 49,060,616 shares of common stock were outstanding. As of the date of this prospectus, no class or series of preferred stock has been established.

Common Stock

The holders of our common stock are entitled to receive such dividends as our Board of Directors (“Board”) may from time to time declare out of assets legally available for that purpose, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subject to the prior rights of any preferred shareholders, common shareholders have all voting rights on matters that are required or decided to be submitted to them under applicable law or our governing documents. Except in the election of directors, each common shareholder has one vote for each share of stock in that person’s name on our books as of the record date, unless otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each common shareholder has the right to cast a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the votes may be cast for one director candidate or distributed among two or more director candidates. In any matter other than the election of directors, every decision of a majority of the shares of common stock cast at a meeting at which a quorum is present is valid as an act of the shareholders, unless a larger vote is required by applicable law or our governing documents. Directors are elected by a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

In an uncontested election of directors (that is, an election where the number of properly nominated director candidates does not exceed the number of directors to be elected), if any director receives a greater number of votes withheld than for, under our Corporate Governance Guidelines, the affected director is expected to promptly submit a letter of resignation to the Chair of our Corporate Governance & Nominating Committee and the Chair of our Board, specifying that the resignation will become effective upon acceptance by the Board. If the letter of resignation is accepted, the Board may fill the vacancy in compliance with the Bylaws and the Corporate Governance Guidelines or may leave the seat vacant and, if necessary or appropriate, amend the Corporate Governance Guidelines to reduce the size of the Board. If the letter of resignation is rejected, the director will continue to serve in that capacity.

In the event of any dissolution or liquidation or winding up of the Company, common shareholders are entitled to receive our net assets that remain after we have paid or provided for all of our liabilities and all of the preferential amounts to which any preferred shareholders are entitled.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock do not have any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. currently acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on NASDAQ under the symbol “UMBF.”

Preferred Stock

Under our Restated Articles of Incorporation, our Board is authorized, subject to limitations under applicable law, to provide for the issuance of shares of preferred stock in series, and in compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board with respect to each series includes, but is not limited to, determination of the following:

•

The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board shall have otherwise provided in creating such series) and the distinctive designation thereof;

•

The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

•

Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

•

The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•

Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board will not conflict with the Restated Articles of Incorporation or with the resolution or resolutions adopted by the Board, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of common shareholders will be subject to, and may be adversely affected by, the rights of any preferred shareholders for preferred shares that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price or prices of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the dividend and liquidation preference per share of preferred stock;

•	whether the preferred stock will be issued in other than book-entry form;

•	any listing of the preferred stock on a securities exchange;

•

whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares” later in this prospectus;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity as to dividend and liquidation rights with the series of preferred stock being offered; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares” later in this prospectus, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information” later in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is to be paid other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if it is specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if it is specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effectuate the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	if applicable, each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” later in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	whether the warrants will be sold separately or with other securities as parts of units;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the stock purchase contracts and stock purchase units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of stock purchase contract agreement and stock purchase unit agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any stock purchase contracts and stock purchase units we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” later in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final stock purchase contract agreement and stock purchase unit agreement.

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or per depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of common stock, preferred stock, depositary shares, debt securities, or junior subordinated debt securities of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or require holders of stock purchase contracts to make periodic payments to us, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information” later in this prospectus.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture”. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to the payment of dividends.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method for determining such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for registration, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or upon the happening of a specified event or at the option of the holders and the terms and conditions of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the applicable indenture and the terms and conditions of such defeasance;

•

if other than the currency of the United States, the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries or any other entities will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase and sell securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities.

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The subordinated indenture defines senior indebtedness of the Company as all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the indenture covering the subordinated debt securities or thereafter incurred or created: (i) the principal of and premium, if any, and interest due on the Company’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all of the Company’s capital lease obligations; (iii) any of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (iv) all of the Company’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); provided, however, that the following will not constitute senior indebtedness: (a) any indebtedness that expressly provides (i) that such indebtedness will not be senior in right of payment to the subordinated debt securities, or (ii) that such indebtedness will be subordinated to any other indebtedness of the Company, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities; (b) any indebtedness of the Company in respect of the subordinated debt securities; (c) any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services; (d) any indebtedness of the Company to any subsidiary; and (e) any liability for federal, state, local or other taxes owed or owing by the Company.

A series of subordinated debt securities may be subordinated to another series of subordinated debt securities, all as and to the extent provided in the relevant documentation for each issue of subordinated debt securities. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date and any limitation on the issuance of additional senior indebtedness.

As of December 31, 2018, on a non-consolidated basis, together with our consolidated subsidiaries, we had approximately $82.7 million of senior long-term debt and certain short-term borrowings. Senior indebtedness includes our obligations under Federal Home Loan Bank borrowings, certain trust preferred securities and certain other long-term borrowings. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

We will describe in the applicable prospectus supplement or other offering materials the other terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required, and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets” later in this prospectus. The board resolution, officer’s certificate or supplemental indenture establishing each series of debt securities may contain additional covenants, including, without limitation, covenants that could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on, or additional amounts with respect to, any debt security of that series, that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, that continues for 30 days;

•

failure to perform any other covenant or agreement of ours under the applicable indenture or the supplemental indenture with respect to that series that continues for 60 days after written notice to us by the trustee at the direction of holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates; provided, however, that if such default is not capable of cure within such 60-day period, that period will be automatically extended for an additional 60 days so long as such default is subject to cure and we are using commercially reasonable efforts to cure that default;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default relating to nonpayments shall occur and be continuing with respect to any series of debt securities under the indenture, the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. If any event of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement) shall occur and be continuing with respect to such series of debt securities under the indenture, the holders of at least a majority in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.

Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if (i) the Company has deposited with the trustee sufficient amounts to pay all overdue interest, the principal then due (other than as a result of acceleration), interest on overdue interest and the reasonable compensation and expenses of the trustee, (ii) all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied and (iii) such rescission would not conflict with a final court judgment or decree.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it in good faith determines such withholding of notice to be in the interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

with respect to any event of default relating to nonpayments or bankruptcy, insolvency or similar proceedings, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

with respect to events of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement), the holders of at least 50% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	such holder or holders shall have, if requested by the trustee, provided to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute such proceeding within 60 days after the receipt of the request and offer of indemnity; and

•

the trustee shall not have received during such 60-day period from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, or guarantees of, or to secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the benefit of the holders of all or any series of debt securities;

•

add any additional events of default for the benefit of the holders of any one or more series of debt securities, which event of default may have a grace period that may be shorter or longer than allowed in the case of other events of default;

•

add to or change any of the provisions of the indentures to such extent as is necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•

correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission, to correct any mistake or to conform to any prospectus pursuant to which debt securities of any series were offered;

•

make any other provisions with respect to matters or questions arising under the indentures; provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	establish the form or terms of debt securities of any series of debt securities; and

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as a single class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of at least a majority in principal amount of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a continuing default in the payment of principal of or any premium or interest on, or any additional amounts with respect to, such series; or

•	a continuing default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series, or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the applicable indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

Except to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee (i) cash, or (ii) U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) or a combination of cash and such obligations for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, interest and any additional amounts with respect to the debt securities of the defeased series.

If we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. We would, however, remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity; or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity;

unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the applicable indenture.

Except for the above restrictions, the indentures do not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the application would require the laws of anther jurisdiction to apply.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities, but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

Our direct or indirect wholly-owned subsidiaries, including UMB Financial Services, Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to existing security holders.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of securities, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

If underwriters are used in the sale, they will buy the securities for their own account, either on a firm commitment or best efforts basis. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We must pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manager a subscription rights offering for us.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

Any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including UMB Financial Services, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of UMB Financial Services, Inc. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, UMB Financial Services, Inc. may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities. Certain other legal matters in connection with the securities or the offering will be passed upon for us by Holland & Hart LLP. Underwriters, dealers or agents identified in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and, in each instance, we refer you to the applicable document filed with the SEC for more complete information.

UMB FINANCIAL CORPORATION

$200,000,000 Fixed-to-Fixed Subordinated Rate Notes Due 2030

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Co-Managers

UMB Financial Services, Inc.	Wells Fargo Securities

September 14, 2020